Exhibit 10.30

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (“Agreement”), dated as of January 2, 2026 (the “Effective Date”), is by and among (i) the members (the “Elmet Members”) of Elmet Technologies LLC, a Maine limited liability company (“Elmet LLC”), (ii) the members (the “MT Members”) of Microwave Techniques LLC, a Maine limited liability company (“MT LLC”), (iii) the stockholders (the “A&A Stockholders”) of Anania & Associates, a Maine corporation (“A&A”), each listed and identified on Schedule A annexed hereto and (iv) The Elmet Group Co., a Delaware Corporation (the “Company”). The Elmet Members and the MT Members are hereinafter together referred to as the “Members,” and Elmet LLC and MT LLC are hereinafter together referred to as the “LLCs.” The Members and the A&A Stockholders are hereinafter together referred to as the “Contributors.” The Members, the Company and A&A Stockholders are each individually referred to in this Agreement as a “Party” and, collectively, as the “Parties.”

RECITALS

A. The Elmet Members currently own the membership interests (“Elmet LLC Interests”) of Elmet LLC set forth next to each Elmet Member’s name on Schedule A hereto under the heading “Amount.”

B. The MT Members currently own the membership interests (“MT LLC Interests” and, together with the Elmet LLC Interests, the “Interests”) of MT LLC set forth next to each MT Member’s name on Schedule A hereto under the heading “Amount.”

C. A&A currently owns 218,174 Elmet LLC Interests and 579,726 MT LLC Interests, which, together with the Elmet LLC Interests held by the Elmet Members and the MT LLC Interests held by the MT Members, represent one hundred percent (100%) of the issued and outstanding membership interests of the LLCs.

D. The A&A Stockholders own the common stock (the “A&A Stock”) of A&A set forth next to each A&A Stockholder’s name on Schedule A hereto under the heading “Amount.”

E. The Members desire to contribute all of their Interests (the “Contributed Interests”) to the Company in exchange for shares of Class A Common Stock of the Company, par value $0.001 per share (the “Company Shares”), such that each Member shall be issued certain Company Shares, all in accordance with the terms and conditions of this Agreement.

F. Each Member represents and warrants that he or she has good, marketable and unencumbered title to, and full right, power and authority to sell, transfer, assign and deliver the Interests, free and clear of any liens, security interests, encumbrances, restrictions on transfer (except as imposed by law), charges or claims of any kind.

G. The A&A Stockholders desire to contribute their A&A Stock to the Company in exchange for Company Shares, such that each A&A Stockholder shall be issued certain Company Shares, all in accordance with the terms and conditions of this Agreement.

H. Each A&A Stockholder represents and warrants that he or she has good, marketable and unencumbered title to, and full right, power and authority to sell, transfer, assign and deliver the A&A Stock, free and clear of any liens, security interests, encumbrances, restrictions on transfer (except as imposed by law), charges or claims of any kind.

I. The Company desires to (i) accept the Contributed Interests and the A&A Stock and, (ii) in consideration of the contributions of the Contributed Interests and the A&A Stock (the “Contributions”), to issue to the Contributors certain Company Shares, set forth next to each Contributor’s name on Schedule A, annexed hereto under the heading ELMT Shares.

J. For federal income tax purposes, the Contributions are intended to qualify for tax-free treatment under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, it is agreed as follows:

1. Recitals. The recitals set forth above are incorporated herein and made a part hereof as though set forth at length.

2. Contributions In Exchange For Company Shares. Upon and subject to the terms and conditions of this Agreement, as of the Effective Date, (a) the Interests and the A&A Stock shall be contributed to the Company by the Members, with the effect that the Company shall own, directly or indirectly, one hundred percent (100%) of the issued and outstanding Interests of the LLCs and one hundred percent (100%) of the issued and outstanding common stock of A&A; and (b) in exchange of the Contributions, Company Shares shall be issued to each Member and A&A Stockholder in the amounts set forth next to each Member’s and A&A Stockholder’s name on Schedule A, annexed hereto under the heading ELMT Share Amount. The closing of the transactions contemplated hereunder shall occur as of the Effective Date. The Parties intend that the Contributions of Contributed Interests and the A&A Stock in consideration of the issuance of the Company Shares be a tax-free contribution of capital under Section 351 of the Code.

3. Savings Clause. If any provision of this Agreement is determined to be legally invalid, inoperative or unenforceable, only that particular provision shall be affected, such determination shall have no effect whatsoever on any other provision of this Agreement, and all other provisions shall remain in full force and effect.

4. Headings. All headings and captions in this Agreement are for convenience only and they shall not be deemed part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of any provisions hereof.

5. Further Assurances. The Parties shall execute and deliver all documents, provide all information and take or forbear from all action as may be necessary or appropriate to achieve the purposes set forth in this Agreement.

6. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and assigns.

7. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law consideration. Each of the Parties hereto consents to the jurisdiction of any court in New York, New York, for any action arising out of matters relating to this Agreement.

8. Entire Agreement; Modifications. This Agreement is the entire agreement among the Parties concerning the subject matter hereof and shall not be changed, except by a writing signed by the Party to be charged.

9. No Third Party Beneficiary. It is the intent of the Parties that no other party shall have any right to enforce any term or condition set forth herein.

10. Tax Effective Date. For all income tax purposes, the effective date of this Agreement shall be January 1, 2026.

11. Amendment. No change, modification or amendment of this agreement shall be valid or binding on the Parties unless such change or modification shall be in writing signed by the party or Parties against whom the same is sought to be enforced.

12. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the Parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

13. Counterparts. This Agreement may be executed in any number of counterparts, including via facsimile or PDF signature, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

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IN WITNESS WHEREOF, the Parties have executed this Contribution Agreement as of the date first written above.

THE ELMET GROUP

By:	/s/ Peter V. Anania
Name:	Peter V. Anania
Title:	President/Executive Chairman

ANANIA & ASSOCIATES INVESTMENT COMPANY, LLC

By:	/s/ Peter V. Anania
Name:	Peter V. Anania
Title:	Manager/President

GEORGE SCHOTT

/s/ George Schott

SCOTT KNOLL

/s/ Scott Knoll

MARC LAMARE

/s/ Marc Lamare

DEREK FOX

/s/ Derek Fox

MAINSTAR TRUST, CUSTODIAN FBO DEREK FOX

By:	/s/ Joyce Hart
Name:	Joyce Hart
Title:	Manager

W. JACOB HOMILLER

/s/ W. Jacob Homiller

BRIAN OLSON

/s/ Brian Olson

DAVID BONSAL

By:	/s/ Cliff Ransom
Name:	Clifford Ransom
Title:	Attorney-in-fact for David Bonsal

ERIC GREGG

/s/ Eric Gregg

CYRUS W. GREGG REVOCABLE TRUST DATED 02/03/1999

By:	/s/ Cyrus Gregg
Name:	Cyrus Gregg
Title:	Manager

JUDD A. GREGG REVOCABLE TRUST DATED 08/01/1987

By:	/s/ Judd Gregg
Name:	Judd Gregg
Title:	Manager

HARRY MCDONOUGH

/s/ Harry McDonough

PETER V. ANANIA

/s/ Peter V. Anania

2024 ANANIA TRUST I
By: Bangor Wealth Management of New Hampshire

By:	/s/ Mark Paluzzi
Name:	Mark Paluzzi
Title:	SVP, NH Wealth Market Leader

2024 ANANIA TRUST II
By: Bangor Wealth Management of New Hampshire

By:	/s/ Mark Paluzzi
Name:	Mark Paluzzi
Title:	SVP, NH Wealth Market Leader

JEFFREY TOUNGE

By:	/s/ Jeff Tounge

MARK FITZGERALD

/s/ Mark Fitzgerald

GRAEME BUNCE

/s/ Graeme Bunce

DALTON MCGINNESS

/s/ Dalton McGinness

SCHEDULE A